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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                                 Form 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                           SURFORAMA.COM, INC.
                           -------------------
             (Exact name of registrant as specified in its charter)


Nevada                                      98-0233878
----------                                  ----------
(State of incorporation                     (I.R.S. Employer
or organization)                            Identification No.)



Suite 105 - 1010 West 42nd Avenue
Vancouver, British Columbia, Canada         V6M2A8
-----------------------------------         ------
(Address of principal executive offices)    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                  Name of each exchange of which
   to be so registered                  each class is to be registered

      Not Applicable                          Not Applicable
      --------------                          --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]

Securities Act registration statement file number to which this form relates: 333-51366 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value of $0.001
                     ---------------------------------
                             (Title of class)



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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's
Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-51366) is incorporated by reference into this registration statement.

Item 2.  Exhibits

EXHIBIT
NUMBER             DESCRIPTION
------------       --------------------
3.1                Articles of Incorporation*
3.2                By-Laws*
3.3                Incorporation documents for Surforama.com Portal
                   Services, Inc.*
4.1                Share Certificate*
10.1               Equity Joint Venture Agreement dated February 24, 2000
                   with Source*
10.2               Agreement of Purchase and Sale dated November 1, 1999
                   between Vendors and Surforama.com, Inc.*
10.3               Termination of Purchase and Sale Agreement dated
                   August 25, 2000.*
10.4               Web Advertising Saless Agreement dated October 20,1999
                   between Flycast Network and Surforama.com Portal
                   Services, Inc.*
23.1               Consent of Morgan & Company *

---------------------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                              SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: September 18, 2001


SURFORAMA.COM, Inc.
Registrant


By: /s/ Edward Yau
   ------------------------------------
      Edward Yau, President


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